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                                                                   Exhibit 10.26

                             UNIVERSAL CORPORATION

                         AMENDMENT TO STOCK OPTION AND
                        EQUITY ACCUMULATION AGREEMENTS

     This Amendment dated this 13/th/ day of December, 1999, is made to the Agreement or Agreements listed on Exhibit A (the "Option Agreements", whether one or more) between Universal Corporation (the "Company") and ________________________ (the "Optionee").

     The Company and the Optionee agree to amend each of the Option Agreements as follows:

1. Paragraph 17 of each Option Agreement is hereby deleted, and each of the Option Agreements is hereby amended to include the following paragraphs 17 and 18:

     17. Nontransferability.  The Long Term Option and Reload Options granted
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     under this Agreement shall be nontransferable except by will or by the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in paragraph 18 hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to such Options upon the death of the Optionee. The Long Term Option and Reload Options may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

     18. Designation of Beneficiary.  The Optionee may designate a beneficiary
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     by completing a beneficiary designation form approved by the Committee and delivering the completed designation form to the Human Resources Department of the Company. The person who is the Optionee's named beneficiary at the time of his or her death (herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Human Resources Department of the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to exercise the Long Term Option and Reload Options, the Company may refuse to recognize such exercise, without liability for any interest or dividends thereon, until the Committee determines the person entitled to exercise such Options, which determination shall be final and conclusive.

2. Except as expressly amended hereby, the Option Agreements shall remain in full force and effect in all respects and are hereby ratified and affirmed.
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     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer, and Optionee has affixed his or her signature hereto.


UNIVERSAL CORPORATION                               OPTIONEE



By: _________________________________________       _________________________
      William L. Taylor, Vice President and         [Name of Optionee]
       Chief Administrative Officer
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                                 EXHIBIT A TO

                             UNIVERSAL CORPORATION

                         AMENDMENT TO STOCK OPTION AND
                        EQUITY ACCUMULATION AGREEMENTS



1.   1991 Stock Option and Equity Accumulation Agreement dated
     December 5, 1991, as amended.

2.   1994 Stock Option and Equity Accumulation Agreement dated
     December 1, 1994, as amended.

3.   1997 Stock Option and Equity Accumulation Agreement dated
     November 20, 1997.